EXHIBIT 10 (pp)


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                                   ----------

                             THE TIREX CORPORATION

                                   ----------

                               ROYALTY AGREEMENT

      Royalty Agreement, made this day of August 1998 between:

                     ENERCON America Distribution Limited
                     540 Tansy Lane
                     Westerville, Ohio 43081

                                          (the "Operator")

                                                and

                     The Tirex Corporation
                     740 St. Maurice, Suite 201
                     Montreal, Quebec
                     Canada H3C 1L5

                                          (the "Manufacturer")

      Whereas, the Manufacturer and the Operator are parties to certain equipment lease and purchase agreements, of even date herewith (the "Equipment Lease and Purchase Agreements"), between the Manufacturer and the Operator respecting the sale by the Manufacturer and the Purchase by the Operator of the "Purchased Equipment" and the operating lease, between the Manufacturer, as lessor, and the Operator, as lessee, respecting the "Leased Equipment", as those terms are defined in the said Equipment Lease and Purchase Agreements.

      Whereas, in consideration for the premises and the mutual promises made therein, the Operator has agreed, pursuant to the Equipment Lease and Purchase Agreements, to enter into this Royalty Agreement with the Manufacturer whereby the Operator will pay to the Manufacturer certain royalties calculated upon the gross proceeds from all sales of rubber crumb, fiber and steel from scrap tires disintegrated by the TCS-1 System and the TCTS-1 System which are the respective subjects of the said Equipment Lease and Purchase Agreements (the "Subject Systems").

Now, Therefore, it is agreed as follows:

1.    Definitions

      1.2 "Manufacturer" shall mean The Tirex Corporation and its successors and assigns.


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      1.3 "Operator"  shall mean ENERCON  America  Distribution  Limited and all other corporations, partnerships, or other entities, now or in the future controlled by, under common control with, or in control of, ENERCON America Distribution Limited, jointly and severally.

      1.4 All other Capitalized terms used herein and not otherwise defined shall have the respective meanings attributed thereto in the Equipment Lease and Purchase Agreement.

2.    Royalty Fee

      2.1 The Operator shall pay to the Manufacturer, not more than fifteen (15) days after the end of each month, a royalty fee equal to three percent (3%) of the net proceeds from all sales of rubber crumb, fiber, and steel from scrap tires disintegrated by the Subject Systems (the "Royalty Fee").

      2.2 For purposes of this Royalty Agreement, the term "net proceeds" shall mean all revenues from the sale, other than to the Manufacturer pursuant to the Crumb Rubber Purchase Option Agreement, of rubber crumb, fiber and steel from scrap tires disintegrated by the Subject Systems less any uncollected accounts actually written off as bad debts by the Operator.

3.    Payment Periods

      Royalty   Fees  shall  be  reported  and  paid  by  the  Operator  to  the
Manufacturer every month from the Acceptance Date throughout the life of the Subject Systems.

4.    Royalty Reports

      The Operator shall prepare royalty reports ("Royalty Reports"), to be delivered by the Operator to the Manufacturer, together with the Royalty Fee due thereunder, covering the immediately preceding "Reporting Periods", in the following manner:

      (a) The initial Reporting Period shall be the Reporting Period in which the Acceptance Date falls. For example, if the Acceptance Date is September 15, 1998, the initial Reporting Period is the two-week period which commenced on September 15, 1998 and ended on September 30, 1998, and the Royalty Report and Royalty Fee for such "Reporting Period" is due on October 15, 1998.

      (b) Each Royalty Report shall disclose the gross revenues from all sales of steel, fiber, and rubber crumb produced by the operation of the Subject Systems and the amount of the Royalty Fee calculated upon the gross proceeds therefrom.

5.    Inspection of Books

      Upon written request, the Manufacturer or his designated agent may examine the books and records of the Operator only insofar as they relate to this Royalty Agreement and are reasonably required to verify the Operator's revenues from sales of steel, fiber, and rubber crumb produced


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by the operation of the Subject Systems.  Such  examination  shall take place at the offices of the Operator only during normal business office operating hours.

6.    Assignment

      6.1 This Royalty Agreement may not be assigned by the Operator except as part of the assignment of the Equipment Lease and Purchase Agreement, which may only be assigned pursuant to the express written consent of the Manufacturer, and any such assignment shall not relieve the Operator of its liabilities hereunder unless expressly waived in writing by the Manufacturer.

      6.2 This Royalty Agreement may be transferred, assigned, pledged, or hypothecated by the Manufacture as part of the sale of its business or otherwise.

7.    Notices

      All notices required or permitted to be given hereunder shall be mailed by certified mail, or delivered by hand or by recognized overnight courier to the party to whom such notice is required or permitted to be given hereunder at the address set forth above for such party, in all cases with written proof of receipt required. Any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party. Either party may change the address to which notice to it is to be addressed, by written notice to the other party, as provided herein.

8.    Binding Effect.

      8.1 This Royalty Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Royalty Agreement cannot be assigned by the Operator except in accordance with Section 6.1 hereof. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Royalty Agreement.

      8.2 All the right, title, and interest of the Manufacturer under this Royalty Agreement may be enforced by the Manufacturer, its successors, and assigns. This Royalty Agreement shall continue in full force and effect notwithstanding the death, incapacity, or dissolution of the Operator or the increase, decrease, or change in the personnel of or members of the Operator, and shall be binding upon the Operator and the Operator's estate, legal representatives, heirs, and successors.

9.    Further Assurances

      At any time, and from time to time, after the execution of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the


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other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

10.   Waiver

      Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

11.   Brokers

      Neither party has employed any brokers or finders with regard to this Agreement, unless otherwise described in writing to all parties hereto.

12.   Headings

      The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13.   Governing Law

      This Agreement shall be governed by the laws of the State of Delaware.

14.   Entire Agreement

      This Agreement and the premises and mutual promises in the Equipment Lease and Purchase Agreements constitute the entire agreement of the parties covering everything agreed upon or understood with respect to the Royalty Fees. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

15.   Severability

      If any part of this Agreement is deemed to be unenforceable the balance of this Agreement shall remain in full force and effect.

16.   Publicity

      All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be subject to the prior approval of counsel to the Manufacturer.


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17.   Counterparts

      This Agreement may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one Agreement.

      In Witness Whereof, the parties hereto have caused this Royalty Agreement to be executed the day and year first above written whatsoever.

                                    ENERCON AMERICA DISTRIBUTION LIMITED

                                    By /s/ David L. Holmes
                                       -----------------------------------------
                                            David L. Holmes, President

                                    THE TIREX CORPORATION

                                    By/s/ Terence C. Byrne
                                       -----------------------------------------
                                       Terence C. Byrne, President


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